                                                                    EXHIBIT 10.7
                         LICENSE AND SERVICE AGREEMENT

     THIS LICENSE AND SERVICE AGREEMENT ("Agreement") is entered into as of the date set forth below between ClearCommerce CORPORATION, a Delaware corporation ("CCC"), and the undersigned customer ("Customer").

     1.   Purpose of Agreement. CCC licenses and provides proprietary software
          --------------------
products that enable a merchant to operate an Internet storefront at which the merchant's customers may effect payment transactions for the online purchase of the merchant's products or services. Pursuant to this Agreement, CCC is granting Customer a license to use the object code versions of the Hosting Engine software product indicated on the Product and Pricing Schedule attached to this Agreement ("Licensed Products") and to engage in sublicensing and service bureau activities with respect to other CCC software as described in Attachment A.

     2.   License. CCC grants to Customer a non-exclusive and single production
          -------
site license to use the Licensed Products solely on computer equipment owned by or leased to Customer and solely for the purpose of enabling Customer to enable Customer's clients ("Merchants") to sell their merchandise or services using other CCC software products (as described in Attachment A) in each Merchant's own account (the "License"). At no time shall Customer have any marketing, resale or licensing rights to Licensed Products, except as expressly provided in Attachment A, and if this restriction on Customer rights afforded in this Agreement should conflict with any interpretation of this Agreement, this restriction shall prevail. Customer will operate Licensed Products only for itself on a service bureau basis, thus offering World Wide Web bank card transaction services only to Merchants which have licensed one of the Licensed Products under terms described in Attachment A. Customer shall not use, or permit Merchants to use, the Licensed Products to engage, directly or indirectly, in the offering or "factoring" of products or services for the account of third parties. Customer may make one copy of the Licensed Products solely for backup or archival purposes. The License shall include Customer's right to use, but not duplicate, CCC software and end-user documentation provided by CCC, except as expressly provided in Attachment A. Neither the License nor any Licensed Products shall be transferable to any third party by Customer. The term of the License shall continue until termination or expiration of this Agreement. During the term of this Agreement, Customer shall use only the CCC Licensed Products for acceptance and processing of payment transactions from Customer's and its Merchant's respective Internet web sites.

     3.   Initial Support Services. For a period of ninety (90) days following
          ------------------------
the date of this Agreement, CCC shall provide, at no additional charge and from CCC's location, reasonable assistance related to installation, configuration and operation of the Licensed Products (excluding, for example, assistance related to computer operating systems, hardware, software or other products or services if not otherwise provided by CCC). Any support services requested after such 90 day period shall be provided by CCC as per Product Support Services (as defined in Section 4).

     4.   Product Support Services. Customer shall be entitled to receive
          ------------------------
further support services ("Product Support Services") as follows: (a) new versions of the Licensed Products as developed and generally made available by
CCC: (b) corrections to reported and documented errors in the Licensed Products and updates to the Licensed Products, as prioritized and scheduled by CCC; and
(c) telephone help desk support provided during business hours designated by CCC. Product Support Services specifically excludes reissuing of licenses for the License Products resultant from the reconfiguration of information with respect to Merchant's bank card processing account which CCC shall update for a nominal fee according to CCC's then-current standard prices. Product Support Services shall begin at the end of the 90 day period described in Section 3 and shall continue on an annual basis thereafter until cancelled by either party. Customer shall be invoiced for Product Support Services in advance on an annual basis. If Product Support Services are requested at any time subsequent to the date of this Agreement or a request for reinstatement of Product Support Services is made after the Initial Term of this Agreement, the initiation or reinstatement of the Product Support Services shall be subject to CCC's then current standard policies and prices. CCC will only respond to Product Support requests that are sent via the Internet to support@clearcommerce.com.


     5.   Term of Agreement. The Term of this Agreement shall begin upon
          -----------------
execution of this Agreement by CCC and Customer and shall continue for the Initial Term set forth in the Product and Pricing Schedule ("Initial Term"). The term of this Agreement shall continue to renew automatically following expiration of the Initial Term for periods of time equal to that of the Initial Term unless either CCC or Customer notifies the other party in writing at least ninety (90) days prior to expiration of the Initial Term or any renewal term of its election not to renew the term of this Agreement. The term of the Product Support Services shall continue to renew automatically on an annual basis following expiration of the initial annual term unless either CCC or Customer notifies the other party in writing at least ninety (90) days prior to expiration of the initial annual term or any renewal term of its election not to renew the term of this Agreement.

     6.   Termination. Either party may terminate this Agreement upon the
          -----------
material breach of this Agreement by the other party (including failure to timely pay amounts due hereunder) and failure of the breaching party to cure such breach within thirty (30) days following its receipt of written notice of such breach from the other party. Upon termination or expiration of this Agreement for any reason, Customer shall return to CCC all CCC software, documentation and related materials.

     7.   Payment Terms. In consideration of CCC's grant of the License and
          -------------
the related services to be provided by CCC under this Agreement. Customer shall pay CCC the fees set forth in the Product and Pricing Schedule and also Attachment A, attached to this Agreement. All fees shall be due, if not otherwise specified, within thirty (30) days of invoice date unless CCC has breached this agreement. If any fees are not paid when due, CCC may, in its discretion suspend provision of any services under this Agreement. All License fees and other payments provided for in this Agreement are exclusive of all state, local and other taxes or other charges (other than income or franchise taxes payable by CCC) applicable to the licensing, installation, support or use of the Licensed Products or the services provided pursuant to this Agreement, and Customer shall pay any such taxes or charges within thirty (30) days of invoice date. All amounts due to CCC not paid when due shall bear interest at the lesser of 1.5% per month or the maximum allowable rate of interest under applicable law.

     8.   Limited Warranty. CCC warrants that the Licensed Products will perform
          ----------------
substantially in accordance with the then current operating documentation for the Licensed Products for a period of ninety (90) days from the date of installation, provided that: (a) the Licensed Products are installed on computer equipment with specifications approved by CCC and the computer equipment is in good operating order and is installed in a suitable operating environment: (b) the error or defect in the Licensed Products is not caused by Customer, its contractors or another third party: (c) Customer promptly notifies CCC of the error or defect after it is discovered: (d) any amounts due and payable to CCC by Customer have been paid: and (e) only the most recent version of the Licensed Products are installed. THERE ARE NO OTHER WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, THE LICENSED PRODUCTS OR ANY SERVICES PROVIDED BY CCC TO CUSTOMER IN CONNECTION WITH THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. The Customer will not be charged for any warranty work performed.

Agreed and accepted:                 CCC: /s/ [ILLEGIBLE]     Customer: /s/ [ILLEGIBLE]   (initial)
                                         ------------------            ------------------

     9.   Remedies; Limitation or Liability. Customer's sole and exclusive
          ---------------------------------
remedy and CCC's only obligation in the event of any breach of the warranty set forth in Section 8 shall be to use its commercially reasonable efforts to make such corrections and modifications necessary to the Licensed Products to cause the Licensed Products to operate substantially in accordance with the then current operating documentation for the Licensed Products. In the event of any breach of warranty or other breach of this Agreement by CCC. CCC shall have no liability for any loss, cost, expense or damage to Customer in an amount exceeding the amounts paid by Customer to CCC for the Licensed Products or other services provided by CCC for the month preceding the month in which any claim for such loss, cost, expense or damage is asserted by Customer or an aggregate amount not to exceed $100,000 whichever is greater. CCC shall not be liable for indirect, incidental, punitive, exemplary, special or consequential damages of any kind whatsoever, including lost profits, sustained or alleged to have been sustained by Customer, including, without limitation, indirect, incidental, punitive, exemplary, special or consequential damages resulting from any claim made by Customer or against Customer by any other party, including claims by any merchant, payment card issuer, membership association, processor or agent bank, even if CCC has been advised of the claim or potential claim. Customer retains responsibility for compliance with all rules and regulations related to issuance, acceptance, and settlement and clearing of payment transactions. Customer shall indemnify, hold harmless and defend CCC against any claim, demand, loss or action resulting from Customer's possession or use of the Licensed Products. Any action by Customer for breach of this Agreement or warranty must be brought within one (1) year after the cause of action has accrued.

     10.  Proprietary Rights. Except as set forth in Section 16, Customer
          ------------------
acknowledges that: (a) the Licensed Products and also the CCC products in Attachment A, together with any other documentation and materials supplied by CCC, are the property of CCC and remain so even after delivery to Customer; (b) the Licensed Products, together with any other documentation and materials supplied by CCC, are confidential and proprietary trade secrets of CCC, protected by law and of substantial value to CCC, and their use and disclosure must be carefully and continuously controlled; and (c) the Licensed Products are protected by the copyright laws of the United States. Customer shall implement all reasonable safeguards to protect CCC intellectual property and shall not, directly or indirectly, or knowingly permit others to: copy, duplicate, gain access to or furnish to others any physical, magnetic or electronic version of the Licensed Products; remove any copyright or other notice contained or included in any material provided by CCC; create or attempt to create the source computer programs or any part of them from the object code version of the Licensed Products; change or modify the Licensed Products or create derivative works from them; or reverse engineer or attempt to reverse engineer the Licensed Products. Customer shall notify CCC immediately of the unauthorized possession, use or knowledge of any item supplied to Customer pursuant to this Agreement. In the event of any breach of this Section 10, CCC shall have the right, in addition to such other remedies that may be available to it, to injunctive relief enjoining such breach or attempted breach, it being acknowledged that legal remedies are inadequate. The provisions of this Section 10 shall survive any termination or expiration of this Agreement.

     11.  Arbitration. Any controversy or claim between CCC and Customer arising
          -----------
out of, or relating to, this Agreement or its performance or breach, but excluding actions for injunctive relief pursuant to Section 12, shall be settled by arbitration in Los Angeles, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association; and judgment entered upon the award by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party in any arbitration shall be entitled to reimbursement from the other party of its fees, costs and expenses incurred in the arbitration. Texas rules of discovery shall apply during this arbitration.

     12.  Applicable Law. This Agreement shall be governed by the laws of the
          --------------
State of Texas other than the conflicts of law principles thereof.

     13.  Force Majeure. CCC shall have no liability and shall not be deemed in
          -------------
breach of this Agreement or the License in the event any act or omission is the result of any event beyond the reasonable control of CCC, including without limitation, equipment failure or natural disasters.

     14.  Severability. Any invalidity, in whole or in part of any provision of
          ------------
this Agreement shall not affect the validity of any other of its provisions.

     15.  Notices. All notices required or permitted to be given hereunder by
          -------
either party hereto shall be in writing and shall be deemed to have been duly given when delivered, when sent by facsimile transmission if receipt of same is confirmed by hard copy report, or five (5) days after deposited in the United States mail, first class certified mail, postage prepaid, return receipt requested, to the party for which intended at the respective addresses set forth in the Products and Pricing Schedule attached hereto (or at such other addresses as shall be specified by the parties by like notice)

     16.  Intellectual Property Rights. This Section describes the
          ----------------------------
intellectual property rights deriving from the development of an Internet electronic commerce product known as "CyberPoint". This software product, CyberPoint will be created as two components: the server component and the client component.

Server Component

The Server component implementation of the CyberPoint product includes modifications to the ClearCommerce Hosting Engine product. The modifications may include but are not limited to the following existing Hosting Engine components: Server interface, Reports, Payment, Fraud, ESD, Database interface, Payment handler, Shipping, Taxes, Transaction recovery, fulfillment house API, security, encryption, etc.
These modifications and all associated elements of the ClearCommerce Hosting Engine remain wholly and solely the intellectual property of ClearCommerce.

Client Component

The CyberPoint product further includes development of a client side work product. This work product will provide a Graphical User Interface (GUI) for a merchant input device interfaced with the server component of the Hosting Engine. The client side components are described as those which derive from a ClearCommerce development project. The Parties agree that the CyberPoint product and any derivative products will only be interfaced to the ClearCommerce Hosting Engine Server component.

Development includes but is not limited to the following items:
     .  New user interface pages
     .  Password management
     .  Integrated installation with CSI merchant set up

The work product described generally above in this Client Component section will be jointly owned by CCC and CSI but shall be subject to the terms of the Value Added Reseller License Agreement attached as Attachment A. Each party retains a mutually shared, royalty free license to the client side work product. Derivatives from each party's ownership thereof remain the sole ownership of the deriving party, such changes not precluding the other party from making similar or even exactly the same alterations to their copy of the product. Modifications to the CyberPoint product by CSI removes the responsibility of CCC for support of that CyberPoint Client software. Ownership of any original CCC work serving as the base of the development of the CyberPoint client component, if any, also remains with CCC.

Agreed and accepted:                   CCC: /s/ [ILLEGIBLE]              Customer: /s/ [ILLEGIBLE]   (initial)
                                           ------------------                      -----------------

     17.  Exclusivity Period. CCC will grant CSI a period of exclusivity for 90
          ------------------
days from delivery of the Phase I CyberPoint Product. CCC will not use the Client-side product to develop or deliver a similar new work product to another customer during this period of time. Cardservice will have exclusivity to re-license the CyberPoint Product to FDMS as a distribution channel, unless this is in violation of the CCC/FDMS Marketing and License agreement dated March 9, 1998. Based on CCC's legal review of this license agreement, CCC's opinion is that this would not violate the terms of the agreement and thus CCC would not be obligated to supply the CyberPoint product to FDMS. If CSI is able to re-license the CyberPoint/(LinkPoint) product to FDMS by Jan. 1, 1999, CCC would have the right to re-license the product from FDMS for re-licensing to FDMS Alliance partners in conjunction with CCC's Hosting Engine or as part of an outsourced Hosting service offering. The price will remain the same if the product is licensed on the CSI Hosting Engine, or in conjunction with a separately licensed Hosting Engine, or as part of an outsourced Hosting service offering. If CSI is not able to enter into a CyberPoint or (LinkPoint) re-licensing agreement with FDMS by January 1, 1999, CCC has the right to include the CyberPoint product in the FDMS Marketing and License agreement, at a price that is no lower than that offered to CSI for similar quantities. The CyberPoint or (LinkPoint) product or any derivative thereof can only be interfaced to a CCC Hosting Engine, including a per copy license fee paid to CCC as referenced in this CSI/CCC agreement.

     18.  Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between the parties hereto concerning the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to such subject matter.

     19.  Assignment. Neither the License, this Agreement nor any rights or
          ----------
responsibilities of Customer hereunder may be assigned or delegated to any third party without the prior written consent of CCC, which will not be unreasonably withheld.

     20.  Amendment. This Agreement may not be amended or modified in any
          ---------
respect except by written amendment signed by both parties.

     21.  Waiver. Any term or condition of this Agreement may be waived at any
          ------
time by a party hereto which is entitled to the benefit thereof, but such waiver shall only be effective if evidenced by a writing signed by such party. A waiver on one occasion shall not be deemed to be a waiver of the same or any other type of breach on a future occasion. No failure or delay by a party hereto in exercising any right or power hereunder shall operate as a waiver thereof.

     22.  Publicity. CCC shall be permitted to include Customer's name in CCC's
          ---------
customer list and, with Customer's prior approval not to be unreasonably withheld, to use Customer's name and logo in CCC's marketing materials. Customer will participate in not less than one press release at CCC's expense. Customer agrees to be a standing client reference for CCC.

     23.  Non Hire. Neither party shall hire or attempt to hire any employee of
          --------
the other party (or any person who was employed by the party within six months prior to the date the other party would otherwise hire such person) during the term of this Agreement and for a period of one (1) year after expiration or any termination of this Agreement.

     24.  Audit Rights. CCC shall have the right, at its sole cost and expense,
          ------------
to have an audit conducted during normal business hours and not more frequently than annually, an audit of the Licensed Products to verify that with the sole exceptions of the integration of the products in Attachment A, and the operation of essential web server hardware and software, no form of integration of the Licensed Products with any other, without limitation, software or hardware systems has occurred. If an audit discovers otherwise, this shall constitute a material breach of this Agreement by Customer.


     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the 30 day of June, 1998.


CLEARCOMMERCE CORPORATION                CUSTOMER: CARDSERVICE INTERNATIONAL


BY: /s/ [ILLEGIBLE]                    BY: /s/ [ILLEGIBLE]
   -------------------------------          -----------------------------------

TITLE: President & CEO                   TITLE: S. Vice President
      ----------------------------             --------------------------------


Agreement is valid only if signed by     CCC may refuse to execute any Agreement
an officer of CCC.                       not duly signed and returned to CCC
                                         within 30 days of the date issued by
Notices and payments to CCC should be    CCC.
sent to: ClearCommerce Corporation.
Attention CFO                            Notices to Customer will be sent to the
                                         location given in the Product and
9101 Burnet Rd., Suite #207,             Pricing Schedule unless otherwise
Austin, TX 78758 USA                     specified by the Customer in writing.
Voice: (512) 832-0132;
Fax:(512)832-8901;
Email: info@clearcommerce.com

Agreed and accepted:                    CCC: /s/ [ILLEGIBLE]         Customer: /s/ [ILLEGIBLE]   (initial)
                                             ------------------                ------------------

                         PRODUCT AND PRICING SCHEDULE

                             CUSTOMER INFORMATION

Company Name Cardservice International   Fed. Tax ID#_____________________
Company Physical Address, Phone and Fax Numbers, Email Address and Web Site URL:

Address: 26775 Malibu Hills Road         Phone/Fax:

City/State/Zip:  Agoura Hills, CA 91301  Email:

                                         Web Site URL

Company Billing Address (if different):  Contact Information:

Address 1____________________________    General Business/Sales:

Address 2____________________________    Accounting/Administrative______________

City/State/Zip_______________________    Technical______________________________

                        LICENSE AND SERVICE INFORMATION

Initial Term of Agreement: 99 Years      CCC Contact: Craig Winterhalder

Software Products Licensed:
Hosting Engine license fee is [*]. Hosting Engine consists of software running on a Sun Solaris platform Rel 2.6, Oracle Data Base Rel 8.0, that: accepts transaction from any of Customer's Internet merchants (when transaction are able to be received by the Hosting Engine) who are using one of the software products in Attachment A; routes bankcard transaction to First Data Merchant Services
(FDMS); on-line reporting, digital content delivery (storefront products allowing), email receipt to the merchant and consumer (storefront products allowing), fraud protection; SSL security is provided when used in conjunction with the CCC Hosting Engine Store Front SSL API, or with browser security when using the CyberPoint or HTML Wrapper licensed products. With the sole exception of the products in Attachment A, and the operation of essential web server hardware and software, this agreement does not permit any form of integration of the Licensed products with any other, without limitation, software or hardware systems.

The Hosting Engine also allows for one (1) fulfillment house API per merchant.

For the purposes of this agreement, the Hosting Engine can only be used to route transactions to FDMS Nashville using a lease line.

Product Support Services
Product Support Services for Hosting Engine as defined in Section 4 is [*] during the first term and also includes monthly update of tax table.

Licensed Products:
CCC will operate Licensed Product on a 7 by 24 basis for [*] routed to FDMS via leased line supplied by Customer or FDMS. The term of this service is for a minimum term of one year. Customer to supply required estimated Hardware and Software for [*] CyberPoint Users, and [*] storefront SSL API users. The estimated cost of the Hardware is [*] plus the cost of the Oracle DB license as specified by CCC. Hardware for additional merchants will be supplied by Customer. CCC will use CCC's current FDMS lease line to Nashville until volume no longer permits. Additional lease line capacity to be the responsibility of Customer. In addition, Customer will provide dial-up or lease lines as required for ACH and check guarantee. After the initial one year term, CCC will install the Licensed Products at the Customer's location upon 90 days written notice that the Customer wants to bring the Licensed Product in-house. Customer agrees to pay CCC a mutually agreed to fee for technical assistance in transitioning of the Licensed Products from CCC to the Customer location and the new hosting system must be on a platform then support by CCC.

CyberPoint Development: CCC will develop a product described in Attachment B (Software requirements documentation - CyberPoint) for: [*]. The detailed project schedule for development of this product is in Attachment C (CyberPoint-Project Schedule). The above estimate is based on the original information supplied by CSI. Included in the above price is the effort to interface into the current CSI ACH and check verification system based on specifications supplied by CSI. It is further agreed that additional information is required on ACH and check verification, to be delivered within 14 working days of contract signing by CSI working with CCC. If it is mutually agreed by CSI and CCC that the new specifications exceed the original estimate, additional development cost may be incurred by CSI.

HTML Wrapper Development: CCC will develop a product described in Attachment E (Software requirements documentation-HTML Wrapper) for: [*]. The detailed project schedule for development of this product is in Attachment F (HTML Wrapper-Project Schedule).

INCENTIVES AND CREDITS FOR CYBERPOINT DEVELOPMENT: For each day (after a grace period of 10% of the project deliverable schedule Attachment C) that CCC has not delivered the CyberPoint product to CSI, CCC will be liable for a 1% credit fee against future billings for each day the CyberPoint deliverable is not meet. The credit will be on a phase by phase basis. This assumes that there was no change in the scope of the project and that such delays were not caused by an event beyond CCC's reasonable control or CSI's failure to respond within 2 business days to request made for additional information or sign off on various design and development documents. The credit would be based on the amount CSI has contracted with CCC for each phase of the CyberPoint product development. For example: if the project schedule was for 10 weeks, the grace period would be 1 week, and the penalties would be based on the contracted price to CSI for that phase only.

Agreed and accepted:          CCC:_____________  Customer: _________(Initial)


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

For each day that CCC is able to improve upon the agreed to delivery date (Attachment C), CSI will pay an early delivery incentive payment of 1% of the development cost based on a phase by phase basis. There will be no incentive payments due if the Phase is delivered early and within a window that is 10% less than the delivery schedule.

Based on a 6/22 start date:

Credits
-------
CyberPoint Development        Completion    Grace       Credit     Credit Per
                                 Date        Date       Start        [*]
Phase 1                          9/3        9/10        9/11
Phase 2                         11/24         1/2         1/3
Phase 3                          2/25         3/4         3/5

Incentives
----------
CyberPoint Development        Completion    Grace     Incentives   Incentives
                                 Date        Date       Start        Per Day

Phase 1                          9/3        8/27        8/26         [*]
Phase 2                         11/24       11/17       11/16
Phase 3                          2/25        2/18        2/17

Enhancement Requests: If CSI requests in writing enhancements to the products listed on Attachment A, CCC agrees that CCC will: supply CSI with a price quote for the requested enhancements and a date when those enhancements would be delivered, CCC will agree to make enhancements to the products at a charge of [*] for features that CCC has planned for future enhancements to CCC's products. For product enhancement request that are CSI specific, CCC would charge [*].

Additional Contract Terms:

 . CCC will allow CSI to bring up merchants on CCC's current hardware for a reasonable amount of time (estimated to be 120 days) while CSI supplies the required Hardware and Software for the CSI hosting system. It is estimated that with CCC's current capacity we could support up to [*] CSI Merchants.
 .  CSI will do all customers billing.  CCC to bill CSI.
 .  ALL 1st call support is the responsibility of CSI. 1st Call installation support for the Store Front SSL API and HTML wrapper will be a [*].
 . The CyberPoint, Storefront SSL API, HTML Wrapper and StoreManager Plus licenses are not transferable and each new merchant is required to license a copy of the software.
 .  CSI will be responsible for end-user license agreements which need to be approved by CCC. CCC will work with CSI to automate this.
 .  CCC will conduct 22 day training classes at CCC's location at no charge
 . CCC will work with CSI to develop an "end-user" license agreement, mutually agreeable to both parties within 3 weeks from contract signing to replace Schedule B

Payment Terms: Hosting Engine: [*] of License Fee upon execution of this Agreement and [*] of delivery and acceptance of Licensed Products. Installation of Licensed products shall be no later than 60 days after delivery unless sole fault of delay is related to CCC. Based on a June 30, 1998 contract signing: [*] on contract signing, [*] in July 1998.

Hosting Engine Support and Upgrade: [*] due 90 days from installation of the licensed product, and [*] due 180 days from installation. The 2nd year support and upgrade fee will be due 12 months from the second payment date. This in effect gives CSI a 15 month initial support and upgrade window.

CyberPoint Development: payment due in advance on a month to month basis for work scheduled to be completed that month on a phase by phase basis. Based on the current schedule: Phase 1: [*] on contract signing [*] in July 1998, [*] in August 1998 Phase 2: [*] in September 1998, [*] in October 1998, [*] in November 1998, Phase 3: [*] in Dec. 1998, [*] in Jan. 1998, [*] in Feb. 1998.

HTML Wrapper Development: payment due in advance on a month to month basis for work scheduled to be completed. Based on the current schedule: [*] in June 1998, [*] in July 1998 and [*] in August 1998.

CyberPoint, HTML Wrapper, and Storefront SSL API licenses: license prepayment of [*] for [*] licenses of which a minimum of [*] will be for the Storefront SSL API, and [*] for CyberPoint and/or HTML licenses. Payments will be made as follows: [*] on contract signing, [*] in July 1998, [*] in August 1998, [*] in September 1998, [*] in October 1998.

Shipping Schedule: Hosting Engine will be shipped in June 1998: Quantity [*] Storefront SSL API licenses will ship in June 1998. Based on the current development schedule: Quantity [*] CyberPoint licenses will be shipped in August 1998: Quantity [*] HTML Wrapper licenses will be shipped in August 1998. A single copy of the Storefront SSL API, HTML Wrapper, and CyberPoint licenses will be shipped on separate CD's with CSI having the right to duplicate the software for the number of licenses licensed.
CSI will have the right to exchange the HTML licenses for CyberPoint licenses on a one for one basis.

Agreed and accepted:        CCC:_____________   Customer:____________(initial)

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       4